Exhibit 10.4

SENSEONICS, INCORPORATED

1997 STOCK OPTION PLAN

INCENTIVE STOCK OPTION AGREEMENT

SENSEONICS, INCORPORATED

1997 STOCK OPTION PLAN

INCENTIVE STOCK OPTION AGREEMENT

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15.	INTERPRETATION OF THIS OPTION AGREEMENT	13
16.	GOVERNING LAW	13
17.	BINDING EFFECT	13
18.	NOTICE	13
19.	ENTIRE AGREEMENT	14

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SENSEONICS, INCORPORATED

1997 STOCK OPTION PLAN

INCENTIVE STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”) is made as of                , by and between Senseonics, Incorporated, a Delaware corporation (the “Corporation”), and          an individual who is employed by the Corporation or its subsidiaries (the “Optionee”).

WHEREAS, the Board of Directors of the Corporation has duly adopted and approved the Senseonics, Incorporated 1997 Stock Option Plan, as amended (the “Plan”), which Plan authorizes the Corporation to grant to eligible individuals options for the purchase of shares of the Corporation’s common stock, par value $.01 per share (the “Stock”); and

WHEREAS, the Corporation has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock, in order to provide the Optionee with an incentive to advance the interests of the Corporation and any subsidiary thereof within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as amended (with the term “person” as used in such Rule 405 being defined as in Section 2(2) of such Act) (a “Subsidiary”), all according to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.                                                                                      GRANT OF OPTION

Subject to the terms of the Plan, a copy of which has been provided to the Optionee, the Corporation hereby grants to the Optionee the right and option (the “Option”) to purchase from the Corporation, on the terms and subject to the conditions set forth in the Plan and in this Option Agreement,         shares of Stock.  This Option shall constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The date of grant of this Option is          , the date on which the grant of the Option was approved by the Board of Directors of the Corporation (the “Board”) or an authorized committee thereof.

2.                                                                                      TERMS OF PLAN

The Option evidenced by this Option Agreement is granted subject to the terms and conditions set forth in the Plan.  All terms and conditions of the Plan, as it may be amended from time to time, are hereby incorporated into this Option Agreement by reference and shall be deemed to be part of this Option Agreement, without regard to whether such terms and conditions are not otherwise set forth in this Option Agreement.  In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

3.                                                                                      PRICE

The purchase price (the “Option Price”) for the shares of Stock subject to the Option evidenced by this Option Agreement is $       per share, which price is not less than 100 percent of the Fair Market Value of the shares of Stock, as determined by the Board, on the date of grant of this Option.

4.                                                                                      VESTING IN OPTIONS

(a)                                 Vesting Schedule

(b)                                 Death or Disability; Change of Control

If the Optionee’s service with the Corporation or any Subsidiary should terminate because of his or her death or Disability, this Option shall be 100% vested upon such termination of service.  For purposes of this Option Agreement, the term “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code. In addition, this Option, to the extent it has not earlier terminated, shall become 100% vested upon the occurrence of a “change of control” (as defined in section 9(c) below).

5.                                                                                      EXERCISE OF OPTION

Except as otherwise provided herein, and subject to the provisions of the Plan, the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

(a)                                 Time of Exercise of Option

The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Option Agreement and in the Plan), to the extent the Option is vested and has not terminated under Section 5(b).  No single exercise of the Option shall be for less than 100 shares of Stock, unless the number of shares purchased is the total number at the time available for purchase under this Option.

(b)                                 Termination of Option

The Option shall terminate upon the earliest of:

(i)                                     the expiration of a period of ten years from the date of grant of the Option, as set forth in Section 1 above;

(ii)                                  the occurrence of a transaction or event described in Section 9(c) which causes termination of the Option;

(iii)                               the Optionee’s termination of employment or other relationship with the Corporation or a Subsidiary to the extent the Option has not become vested in accordance with Section 4;

(iv)                              the Optionee’s termination of employment or other relationship with the Corporation or a Subsidiary for Cause;

(v)                                 one year after the Optionee’s termination of employment or other relationship with the Corporation or a Subsidiary due to death or Disability (as defined above); or

(vi)                              three months after the Optionee’s termination of employment or other relationship with the Corporation or a Subsidiary other than for Cause, death or Disability to the extent the Option has become vested in accordance with Section 4.

For purposes of this Option Agreement, the term “Cause” means, as determined by the Board, (a) the Optionee’s willful and substantial misconduct with respect to the business and affairs of the Corporation or any Subsidiary or affiliate thereof, (b) the Optionee’s neglect of duties or failure to act which can reasonably be expected to materially adversely affect the business or affairs of the Corporation or any Subsidiary or affiliate thereof, (c) the commission by the Optionee of any act involving moral turpitude or fraud or (d) the Optionee’s conviction of any felony, or of any misdemeanor involving fraud, theft, embezzlement, forgery or moral turpitude.

(c)                                  Method of Exercise of Option

Subject to the terms and conditions of this Option Agreement, an Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Board, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised.  Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made (a) in cash or by check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 of the Plan) on the date of exercise; or (c) by a combination of the methods described in (a) and (b) hereof.  Shares of Stock acquired by the Optionee through exercise of an Option may be surrendered in payment of the exercise price of Options; provided, however, that any Stock surrendered in payment, if acquired from the Corporation, must have been owned by the Optionee for no less than six (6) months at the time of surrender.  On and after the date shares of Stock are publicly traded on an established securities market, payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price.  An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.  Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the Optionee shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual’s ownership of such shares.  The Optionee shall have none of the rights of a stockholder until the shares of Stock covered hereby are fully paid and issued to the Optionee and, except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

6.                                                                                      NON-TRANSFERABILITY OF OPTION.

During the lifetime of the Optionee, only such Optionee or, in the event of legal incapacity or incompetency, the Optionee’s guardian or legal representative) may exercise the Option.  No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

7.                                      RIGHT OF FIRST REFUSAL; REPURCHASE RIGHT; AND RIGHT OF PARTICIPATION IN SALES

(a)                                 Right of First Refusal

(i)                                     If at any time the Optionee desires to sell any part of the Stock purchased pursuant to this Option (“Option Stock”) pursuant to a bona fide offer from a third party (the “Proposed Transferee”) other than in a Permitted Transfer (as defined in section (viii) below), the Optionee shall submit a written offer (the “Offer”) to sell such shares first to the Corporation and then to the Purchasers (as defined in section (vii) below)  on terms and conditions, including price, not less favorable to the Corporation or the Purchasers than those on which the Optionee proposes to sell such shares to the Proposed Transferee.  Each Offer shall disclose the identity of the Proposed Transferee, the shares proposed to be sold, the total number of shares owned by the Optionee, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale.  Each Offer shall further state that the Corporation and the Purchasers may acquire, in accordance with the provisions of this Option Agreement, all or any portion of the offered Option Stock for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

(ii)                                  The Corporation shall have the first right to purchase any or all of the Option Stock described in an Offer, and shall provide notice to the Optionee stating the number of shares it desires to purchase within 30 days of the Offer.  If the Corporation shall elect to purchase less than all of the shares contained in an Offer, then the Optionee shall submit a second Offer as to the remaining shares (the “Offered Shares”) to the Purchasers.  Each Purchaser shall have the absolute right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then owned by such Purchaser and the denominator of which shall be the aggregate number of shares of Stock then owned by all of the Purchasers.  For purposes of this Option Agreement, all of the Stock which a Purchaser has the right to acquire from the Corporation upon the conversion, exercise or exchange of any of the securities of the Corporation then owned by such Purchaser shall be deemed to be shares then owned by such Purchaser (the amount of Offered Shares that each Purchaser is entitled to purchase under this Option Agreement shall be referred to as its “Pro Rata Fraction”).

(iii)                               The Purchasers shall have a right of oversubscription such that if any Purchaser fails to buy the Offered Shares up to its Pro Rata Fraction, the other Purchasers shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased.  Such right of oversubscription may be exercised by a Purchaser by agreeing to purchase the Offered Shares as to more than its Pro Rata Fraction.  If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Purchasers shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

(iv)                              If a Purchaser desires to purchase all or any part of the Offered Shares, said Purchaser shall communicate in writing to the Optionee its election to purchase, which communication shall state the number of Offered Shares said Purchaser desires to purchase and shall be given to the Optionee within thirty days of the date the Offer was made to the Purchaser.  Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to a Purchaser’s right to purchase more than its Pro Rata Fraction).  Sales of the Offered Shares to be sold to purchasing Purchasers pursuant to this Option Agreement shall be made at the offices of the Corporation on the 60th day following the date the Offer was made to the Purchasers (or if such 60th day is not a business day, then on the next succeeding business day).  Such sales shall be effected by the Optionee’s delivery to each purchasing Purchaser of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such purchasing Purchaser, against payment to the Optionee of the purchase price therefor by such purchasing Purchaser.

(v)                                 If the Purchasers do not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Optionee at any time within 90 days after the date the Offer was made to the Purchasers.  Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer.  Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Option Agreement.  If Offered Shares are sold pursuant to this Option Agreement to any party who is not a Purchaser, the Offered Shares so sold shall continue to be subject to this right of first refusal.

(vi)                              The Purchasers’ right of first refusal provided in this Option Agreement shall not apply with respect to sales of Stock to the Corporation.

(vii)                           For purposes of this Option Agreement, “Purchasers” means those certain purchasers of the Corporation’s preferred stock, and any other owner of equity securities of the Corporation whom the Corporation declares in writing to be a Purchaser for purposes of this Option Agreement.

(viii)                        For purposes of this Option Agreement, a “Permitted Transfer” means a transfer of all or any of the Option Stock (a) by way of gift to any member of the Optionee’s family or to any trust for the benefit of any such family member or the Optionee, provided that any such transferee shall agree in writing with the Corporation, as a condition to such transfer, to be bound by all of the provisions of the Option Agreement to the same extent as if such transferee were the Optionee, or (b) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Option Agreement to the same extent as if such transferee were the Optionee.  As used herein, the word “family” shall include any spouse, lineal ancestor or descendant, brother or sister.

(b)                                 Repurchase Right

(i)                                     Except as hereinafter provided, if the Optionee shall cease to provide services in any capacity to the Corporation or any of its Subsidiaries, the Corporation may within twelve months (or such shorter period as may be required by applicable law) from the date upon which the Optionee shall so cease to provide services, exercise its option under this Option Agreement to purchase from the Optionee any or all of his Option Stock.

(ii)                                  The purchase price of any shares of Option Stock for which the Corporation exercises its option under this Option Agreement (the “Repurchase Price”) shall be the current fair market value (determined in the manner described in Section 9 of the Plan) of the Stock.

(iii)                               If the Corporation desires to exercise its option to purchase, it shall do so by communicating in writing its election to purchase to the Optionee, which communication shall state the number of shares the Corporation is electing to purchase and the Purchase Price and shall be given to the Optionee within the twelve month period (or such shorter period) provided for in section (i) above.

(c)                                  Right of Participation in Sales

(i)                                     If at any time the Optionee desires to sell for cash any part of the Option Stock owned by him to any person or entity other than one or more of the Purchasers (a “Buyer”), each of the Purchasers shall have the right to sell to the Buyer, as a condition to such sale by the Optionee, at the same price per share and on the same terms and conditions as involved in such sale by the Optionee, the same percentage of the Stock owned by such Purchaser as the Option Stock to be sold by the Optionee to the Buyer represents with respect to the Stock owned by the Optionee immediately prior to the sale of any of his Option Stock to the Buyer.

(ii)                                  Each Purchaser wishing to so participate in any sale under this Section 7 shall notify the Optionee in writing of such intention as soon as practicable after such Purchaser’s receipt of the Offer and in any event within twenty days after the date the Offer was made.

(iii)                               The Optionee and each participating Purchaser shall sell to the Buyer all, or at the option of the Buyer, any part of the shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Buyer than those in the Offer provided by the Optionee; provided, however, that any purchase of less than all of such shares by the Buyer shall be made from the Optionee and each participating Purchaser pro rata based upon the relative amount of the shares that the Optionee and each participating Purchaser is otherwise entitled to sell.

(iv)                              Any shares sold by the Optionee or a participating Purchaser pursuant to this Section 7 shall no longer be subject to this Section 7(c).

(v)                                 The Purchasers’ right to participate in sales pursuant to this Section 7 shall not apply with respect to sales of Option Stock to the Corporation.

(d)                                 Publicly Traded Stock

If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, the foregoing restrictions of Sections 7(a), (b), and (c) shall terminate as of the first date that the Stock is so listed, quoted or publicly traded.

(e)                                  Legend Describing Restrictions and Obligations

The Board or Committee may cause a legend to be placed prominently on certificates representing Stock issued pursuant to the Plan in order to give notice of the transferability restrictions and other obligations imposed by Sections 7 and 8.  The Corporation does not intend to exercise its repurchase rights during the first six months after exercise of the Option to the extent that such action would result in an accounting charge to the Corporation.

8.                                                                                      FORFEITURE OF GAIN

The Corporation shall have the right to repurchase any or all of the shares of Stock acquired pursuant to such Option, at a price equal to the Option Price paid for such shares, (i) if the holder violates any agreement covering (a) non-competition with the Corporation or a Subsidiary or (b) non-disclosure of confidential information of the Corporation or a Subsidiary, (ii) if the holder is terminated for Cause as defined in Section 5(b) or (iii) if, during the period ending one year subsequent to termination of the Optionee’s service with the Corporation or a Subsidiary, the Board determines that the Optionee committed acts or omissions which would have been the basis for a termination of the Optionee’s service for Cause had such acts or omissions been discovered prior to termination of the Optionee’s service.  A notice of repurchase given pursuant to this Subsection shall specify the price and date of closing of such repurchase, which shall be no later than 30 days from the date the Corporation exercises such right.  In the event any such repurchase right is exercised in accordance with this Subsection, the holder of the Stock being repurchased shall be obligated to sell such Stock pursuant to the exercise of such right.  The provisions of this Section 8 may be modified and/or superseded with respect to the Optionee in the event the Corporation and such Optionee enter into separate agreements governing the subject matter of this Section 8.

9.                                                                                      EFFECT OF CHANGES IN CAPITALIZATION

(a)                                 Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation on account of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the date of grant of the Option, the number and kind of shares of Stock for which the Option was granted shall be adjusted proportionately and accordingly so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in the Option shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share.

(b)                                 Reorganization in Which the Corporation Is the Surviving Corporation

Subject to Subsection 9(c)(iii) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

(c)                                  Dissolution, Liquidation, Sale of Assets, Reorganization in Which the Corporation Is Not the Surviving Corporation, Change of Control

The Option shall terminate (i) upon the dissolution or liquidation of the Corporation, (ii) upon a merger, consolidation, or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation or (iii) any transaction (including without limitation a merger or reorganization in which the Corporation is the surviving corporation) that results in a “change of control” of the Corporation (as defined below) except to the extent that provision is made in writing in connection with any such transaction covered by clauses (i) through (iii) for the assumption of the Option or for the substitution for the Option of a new option(s) covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Option theretofore granted shall continue in the manner and under the terms so provided.  In the event of any such termination of the Option, the Optionee shall have the right (subject to the general limitations on exercise set forth in Section 5), during such period occurring before such termination as the Board in its sole discretion shall determine and designate, and in any event immediately before the occurrence of such termination, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs.  The Corporation shall send written notice of a transaction or event that will result in such a termination to Optionee not later than the time at which the Corporation gives notice thereof to its stockholders.

For purposes of this Section 9(c), a “change of control” shall mean: (i) a sale of substantially all of the assets of the Corporation to another person or entity, or (ii) any transaction (including without limitation a merger or reorganization in which the Corporation is the surviving corporation) that results in any person or entity (other than a person or entity who was a holder of securities of the Corporation on June 30, 1998) owning 50% or more of the combined voting power of all classes of stock of the Corporation, unless (A) the acquisition of securities resulting in such person’s or entity’s first owning 50% or more of the combined voting power of all classes of stock of the Corporation arises from the Corporation’s issuance to such person or entity of new securities (other than an issuance pursuant to an underwritten public offering in which such acquisition is not expressly approved by the Board of Directors) or (B) at least two-thirds of the directors comprising the full Board of Directors of the Corporation determine that any such transaction specified in this subsection 9(c) does not constitute a change of control for purposes hereof.

(d)                                 Adjustments

Adjustments under this Section 9 related to stock or other securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive.  No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

(e)                                  No Limitations on Corporation

The grant of the Option shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

10.                                                                               REQUIREMENTS OF LAW

The Corporation shall not be required to sell or issue any shares of Stock under the Option if the sale or issuance of such shares would constitute a violation by the Optionee, the individual exercising the Option, or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Corporation shall determine, in its discretion, that the listing, registration, or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory or self-regulatory body is necessary or desirable as a condition of, or in connection with the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option.  Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon the exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered thereby, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act.  Any determination in this connection by the Board shall be final, binding, and conclusive.  The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to register its common stock pursuant to the Securities Exchange Act of 1934 (as now in effect or as hereafter amended).  The Corporation shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option or to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

11.                                                                               RIGHTS AS STOCKHOLDER

Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee’s estate shall be, or have any of the rights or privileges of, a stockholder of the Corporation in respect of any shares of Stock issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee’s estate) has been entered as the stockholder of record on the books of the Corporation.

12.                                                                               WITHHOLDING OF TAXES

The parties hereto recognize that the Corporation or a Subsidiary may be obligated to withhold federal, state and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with a disposition of any shares of Stock acquired by exercise of the Option.  The Optionee agrees that the Corporation or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Corporation or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation.

13.                                                                               MARKET STAND-OFF PROVISION; OTHER AGREEMENTS

In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933 (as now in effect or as hereafter amended), including the Corporation’s initial public offering, the Optionee agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Stock without the prior written consent of the Corporation or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Corporation or the underwriters (not to exceed 180 days in length).

14.                                                                               DISCLAIMER OF RIGHTS

No provision in this Option Agreement shall be construed to confer upon the Optionee the right to remain in the employ or service of or to maintain a relationship with the Corporation or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Corporation or any Subsidiary either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Corporation or any Subsidiary.

15.                                                                               INTERPRETATION OF THIS OPTION AGREEMENT

All decisions and interpretations made by the Board or the Committee thereof with regard to any question arising under the Plan or this Option Agreement shall be final, binding and conclusive on the Corporation and the Optionee and any other person entitled to exercise the Option as provided for herein.

16.                                                                               GOVERNING LAW

This Option Agreement shall be governed by the laws of the State of Delaware (excluding its choice of law rules).

17.                                                                               BINDING EFFECT

Subject to all restrictions provided for in this Option Agreement, the Plan and by applicable law limiting assignment and transfer of this Option Agreement and the Option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

18.                                                                               NOTICE

Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given if mailed or delivered to the Corporation at its principal office, addressed to the attention of the President, or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee.  Any notice hereunder by the Corporation to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Corporation.

19.                                                                               ENTIRE AGREEMENT

This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Option Agreement, or caused this Option Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

SENSEONICS, INCORPORATED

By:

Title:

OPTIONEE:

ADDRESS FOR NOTICE TO OPTIONEE: